Exhibit 10.1

ANGI INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN

(As Amended and Restated as of June 12, 2024)

Section 1. Purpose; Definitions

The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. This Plan is intended to replace the HomeAdvisor 2013 Long-Term Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan upon the consummation of the Contribution, except that any awards granted under the Prior Plan (“Prior Plan Awards”) shall remain in effect under this Plan pursuant to their terms. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“2024 Restatement Effective Date” has the meaning set forth in Section 12(a).

“Adjusted Award” means any equity-based award granted by IAC that is converted into an equity-based award relating to the Company upon the occurrence of a spinoff of the Company from IAC.

“Affiliate” means, as applied to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. As used in this definition, the term “control,” including the correlative terms “controls,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Applicable Exchange” means the NASDAQ Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award, or Cash-Based Award granted or assumed pursuant to the terms of this Plan or the Prior Plan, including Prior Plan Awards, Subsidiary Equity Awards, and Adjusted Awards.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 10(a)(iii).

“Cash-Based Award” means an Award denominated in a dollar amount.

“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) the willful or gross neglect by a Participant of his or her employment duties; (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (iii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iv) a material breach by a Participant of any nondisclosure, nonsolicitation, or noncompetition obligation owed to the Company or any of its Affiliates; or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 10(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” has the meaning set forth in Section 2(a).

“Common Stock” means Class A common stock, par value $0.001 per share, of the Company.

“Company” means ANGI Inc., a Delaware corporation, or its successor.

“Contribution” has the meaning set forth in that certain Contribution Agreement, dated as of September 29, 2017, by and between IAC and the Company.

“Corporate Transaction” has the meaning set forth in Section 3(c)(i).

“Cure Period” has the meaning set forth in Section 10(c).

“Diller Group” means Barry Diller and his Family and Affiliates.

“Disability” means that a Participant is considered to have a (a) permanent and total disability, as determined under the Company’s long-term disability plan applicable to the Participant, or (b) permanent and total disability as defined in Section 22(e)(3) of the Code; provided that a Participant will not be considered to have a “Disability” unless the Participant is considered “disabled” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Effective Date” has the meaning set forth in Section 12(a).

“Eligible Individuals” means directors, officers, employees, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees, and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates (provided that with respect to such prospective service providers, the Grant Date of any Award granted to such individual must be on or after the date such individual actually begins employment or provision of other services to the Company or its Subsidiaries or Affiliates).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or determination, or if Shares were not traded on the Applicable Exchange on such date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

“Family” means, with respect to a natural Person, such Person’s spouse, parents, siblings, grandparents, descendants (including adoptive relationships and stepchildren) and the spouses and descendants of such Persons.

“Free-Standing SAR” has the meaning set forth in Section 5(b).

“Good Reason” has the meaning set forth in Section 10(c).

“Grant Date” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (b) such later date as the Committee shall provide in such resolution, (c) the initial date on which a Prior Plan Award was granted, or (d) the initial date on which an Adjusted Award was granted by IAC.

“IAC” means IAC/InterActiveCorp, a Delaware corporation, or any successor thereto.

“IAC Common Stock” means the common stock, par value $0.001 per share, of IAC.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Incumbent Board” has the meaning set forth in Section 10(a)(ii).

“Individual Agreement” means an employment, consulting, or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award described under Section 5.

“Outside Directors” has the meaning set forth in Section 11(a).

“Outstanding Company Voting Securities” has the meaning set forth in Section 10(a)(i).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. Such goals may be based on the attainment of one or any combination of the following: , net earnings; net earnings or operating profit (loss) before one or more of depreciation, amortization, impairment of intangibles, goodwill impairment, non-cash compensation expense, restructuring charges, non-cash write-downs of assets, charges relating to disposal of lines of business, litigation settlement amounts, and/or costs incurred for proposed and completed acquisitions; gross profit; cash generation; unit volume; market share; sales; asset quality; earnings per share; operating income; revenues; return on assets; return on operating assets; return on equity; profits; total stockholder return (measured in terms of stock price appreciation and/or dividend growth); cost saving levels; marketing spending efficiency; core non-interest income; change in working capital; return on capital; and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division, or department of the Company. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries. Further, such Performance Goals may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures.

“Person” has the meaning set forth in Section 10(a)(i).

“Plan” means this ANGI Inc. 2017 Stock and Annual Incentive Plan, as set forth herein and as amended from time to time.

“Restricted Stock” means an Award described under Section 6.

“Restricted Stock Units” means an Award described under Section 7.

“Retirement” means retirement from active employment with the Company, a Subsidiary, or Affiliate at or after the Participant’s attainment of age 65.

“RS Restriction Period” has the meaning set forth in Section 6(b)(ii).

“RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).

“Section 16(b)” has the meaning set forth in Section 11(c).

“Share” means a share of Common Stock.

“Share Change” has the meaning set forth in Section 3(c)(ii).

“Stock Appreciation Right” has the meaning set forth in Section 5(b).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Subsidiary Equity Awards” means awards that are outstanding as of immediately prior to the consummation of the Contribution that correspond to shares of a Subsidiary (excluding any Prior Plan Awards), which awards may be settled in Shares under this Plan.

“Tandem SAR” has the meaning set forth in Section 5(b).

“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, or other provision of services to, the Company terminates but such Participant continues to provide services to the Company in another capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to the timing of settlement or payment of any Award, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2.      Administration

(a)            Committee. This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of this Plan:

(i)            to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)            to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards, or any combination thereof, are to be granted hereunder;

(iii)            to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

(iv)            to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)            subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time;

(vi)            to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall from time to time deem advisable;

(vii)            to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii)            to interpret the terms and provisions of this Plan and any Award issued under this Plan or any Prior Plan (and any agreement relating thereto);

(ix)            to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x)            to decide all other matters that must be determined in connection with an Award; and

(xi)            to otherwise administer this Plan.

(b)            Procedures.

(i)            The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii)            Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)            Discretion of Committee. Subject to the last sentence of the definition of “Cause,” (i) any determination made by the Committee or by an appropriately delegated individual pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter; and (ii) all decisions made by the Committee or any appropriate delegate pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)            Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.

Section 3.      Common Stock Subject to Plan

(a)            Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be 75,000,000 Shares, plus an additional 25,000,000 Shares effective on the 2024 Restatement Effective Date. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be the same number of Shares as set forth in the first sentence of this Section 3(a). Shares subject to an Award under this Plan may be authorized and unissued Shares or may be treasury Shares.

(b)            Rules for Calculating Shares Delivered.

(i)            To the extent that any Award is forfeited, terminates, expires, or lapses without being exercised, or any Award is settled for cash or shares of IAC Common Stock, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under this Plan.

(ii)            If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

(iii)            To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(c)            Adjustment Provisions.

(i)            In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii)            In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation, or spinoff, in each case, without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, which authority shall include the ability to increase the number of securities reserved for issuance and delivery under this Plan to reflect the issuance of Adjusted Awards, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii)            In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(c) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv)            The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and for any other reason in its discretion, including without limitation any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or the Company’s other filings with the Commission.

(v)            Any adjustment under this Section 3(c) need not be the same for all Participants. No adjustment may be made pursuant to this Section 3(c) in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

Section 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals and to any individuals who hold IAC Awards that are converted into Awards in the event of a spinoff of the Company from IAC; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiary or parent corporations (within the meaning of Section 424(f) of the Code).

Section 5. Options and Stock Appreciation Rights

With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

(a)            Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b)            Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, shares of IAC Common Stock, or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Common Stock, shares of IAC Common Stock, or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)            Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)            Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)            Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f)            Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

(g)            Method of Exercise. Subject to the provisions of this Section 5, vested Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)            Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii)            To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii)            Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h)            Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i)            Terminations of Employment. Subject to Section 10(b), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i)            Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii)            Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii)            Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv)            Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v)            Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that, if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j)            Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative, and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Section 6. Restricted Stock

With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

(a)            Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ANGI Inc. 2017 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of ANGI Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b)            Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)            The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.

(ii)            Subject to the provisions of this Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(iii)            Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)            Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v)            If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7. Restricted Stock Units

With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

(a)            Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both.

(b)            Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i)            The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.

(ii)            Subject to the provisions of this Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(iii)            The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).

(iv)            Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

(v)            Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

Section 8. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including, without limitation, unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under this Plan.

Section 9. Cash-Based Awards

Cash-Based Awards may be granted under this Plan. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

Section 10. Change in Control Provisions

(a)            Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of this Plan, a “Change in Control” shall mean any of the following events:

(i)            The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than IAC, any of its Affiliates, or any member of the Diller Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 10(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 10(a)(iii);

(ii)            Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or whose election was not opposed by Barry Diller voting as a stockholder, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)            Consummation of a reorganization, merger, or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or a purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding IAC, any of its Affiliates, any member of the Diller Group, and any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)            Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, a spinoff of the Company from IAC shall not constitute a Change in Control. Notwithstanding the foregoing definition, to the extent that any Award constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code, no Change in Control shall be deemed to have occurred upon an event described in this Section 10(a) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

(b)            Impact of Change in Control. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(c), 10(d), and 14(k) and notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason:

(i)            any Options and Stock Appreciation Rights outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (B) the earlier of (1) the first anniversary of such Change in Control and (2) expiration of the Term of such Option or Stock Appreciation Right;

(ii)            all Restricted Stock outstanding as of such Termination of Employment that was outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii)            all Restricted Stock Units outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(c)            For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control, or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. To invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period for such Termination of Employment to constitute a Termination of Employment for Good Reason.

Section 11. Section 16(b)

The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

Section 12. Term; Amendment and Termination

(a)            Effectiveness. This Plan shall be effective as of September 29, 2017 (the “Effective Date”). This Plan, as amended and restated, will become effective upon the approval by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders (the “2024 Restatement Effective Date”).

(b)            Termination. This Plan shall terminate on the tenth anniversary of the 2024 Restatement Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c)            Amendment of Plan. The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including, without limitation, Section 409A of the Code), stock exchange rules, or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)            Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

Section 13. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A of the Code, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

Section 14. General Provisions

(a)            Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable.

(b)            Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)            No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)            Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Committee, withholding obligations may be satisfied with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)            Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f)            Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.

(g)            Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h)            Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)            Non-Transferability. Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j)            Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k)            Section 409A of the Code. The provisions of this Plan and the Awards granted hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and to the maximum extent permitted this Plan and the terms and conditions of all Awards shall be limited, construed and interpreted accordingly. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code:

(i)            If at the time of a Participant’s “separation from service” (as defined by Section 409A of the Code), the Participant is a “specified employee” (within the meaning of Section 409A of the Code), any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant’s separation from service shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s separation from service and (B) the Participant’s death;

(ii)            Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code; and

(iii)            In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

(l)            Prior Plan Awards; Adjusted Awards. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Prior Plan Award or an Adjusted Award, the terms of the Prior Plan Award or Adjusted Award shall be governed by the applicable plan under which the Prior Plan Award or Adjusted Award was granted and the award agreement thereunder. Any reference to a “change in control,” “change of control,” or similar definition in an Award Agreement or the applicable plan for any Adjusted Award or Prior Plan Award shall be deemed to refer to a “change in control,” “change of control,” or similar transaction with respect to the Company (as successor to the originally referenced entity) for such Adjusted Award or Prior Plan Award.

(m)            IAC Common Stock. Following such time as IAC ceases to own equity securities representing a majority of the combined voting power of the Company, no Award granted hereunder may be settled in shares of IAC Common Stock. Shares of IAC Common Stock provided to Participants under the terms and conditions of this Plan shall also be subject to the terms and conditions of the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (or any successor plan thereto).

(n)            Compensation Recovery Policy. Awards and any compensation associated therewith shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including without limitation in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or otherwise. Any Award Agreement will be unilaterally amended to comply with any such compensation recovery policy.